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                       * Confidential Treatment Requested
                         Under 17 C.F.R. Sections 200.80(b)(4),
                         200.83 and 230.406


                                                                   EXHIBIT 10.24

                           ADVERTISING INSERTION ORDER

        This advertising insertion order ("IO") is made and entered into as of the 19th day of May, 1999 (the "EFFECTIVE DATE") by and between BILL GROSS' IDEALAB!, a California corporation with a place of business at 130 West Union Street, Pasadena, CA 91103 ("BUYER") and MP3, INC., a Delaware corporation with a place of business at 10350 Science Center Drive, Building 14, San Diego, CA 92121 ("SELLER").

The parties agree as follows:

1.      DEFINITIONS

        1.1 "ABOVE THE FOLD" means, with respect to a Banner Advertisement, that such Banner Advertisement is immediately visible to an end user, without any scrolling or navigation on a 640 by 480 pixel page.

        1.2 "BANNER ADVERTISEMENT" means any image displayed on a Web Page that is intended to serve as an advertisement for a product, service or otherwise.

        1.3 "HOME PAGE" means the top level Web Page of a Web Site that is viewed in response to a Web-based search, or the selection of a button or other hyperlink. Unless otherwise agreed by the parties, "HOME PAGE OF SELLER" shall mean the page returned by the entry of the basic URL or root address http://www.mp3.com, or any mirror Web Page, i.e. a Web Page that is identical in content to the Web Page at such address and that is made available by Seller in parallel with the Home Page to increase speed of access by visitors.

        1.4 "IMPRESSION" is generated when a visitor's browser software requests and receives a Web Page that contains a Banner Advertisement placed under this Agreement.

        1.5 "WEB PAGE" means a single file displayed through Web browser software and made available for viewing, by means of a download to local cache memory, over the Internet through a common protocol.

        1.6 "WEB SITE" means any number of associated Web Pages.

2.      ADVERTISING BANNERS

        2.1 DELIVERY AND ACCEPTANCE OF IMAGES. From time to time, Buyer shall deliver Banner Advertisements to Seller, in a form and manner to be reasonably specified by Seller. Buyer will have sole discretion to determine the content of such Banner Advertisements; provided, however, that Seller may, in its sole discretion, accept or reject any Banner Advertisement delivered hereunder; provided further, that Seller must promptly offer Buyer a reasonably detailed explanation of the reasons for each such rejection.



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        2.2 PLACEMENT. Seller shall display the Advertising Banners delivered by
Buyer under this Agreement on Seller's Web Site. Placement and positioning of such Advertising Banners shall be determined by Seller in its sole discretion; provided, however, that:

               2.2.1 No less than [***] must be [***], and [***].

               2.2.2 All other Impressions required to be generated hereunder must be generated from Banner Advertisements placed on Web Pages that are on the same Web Site as Seller's Home Page.

        2.3 IMPRESSIONS. During the term of this Agreement, Seller shall use all reasonable efforts to place Advertising Banners as described in Section 2.2 in a manner calculated to generate no less than the number of Impressions necessary to accrue (based on the rate indicated in Section 3.1) the fees to be paid for each period in accordance with EXHIBIT A. In the event that, as of the last day of the applicable monthly period for which Impressions are to be generated (as set forth in EXHIBIT A), Seller has generated less than the aggregate number of Impressions necessary to accrue (based on the rate indicated in Section 3.1) 85% of the aggregate fees payable for each such period in accordance with EXHIBIT A, Seller shall be deemed in material breach of this Agreement and Buyer may terminate this Agreement pursuant to Section 6.2 below. After June 15, 2001, Seller shall cure any shortfall between the aggregate number of Impressions generated and the number of Impressions for which fees have been paid in accordance with EXHIBIT A (based on the rate indicated in Section 3.1) by continuing to place Banner Advertisements as set forth in
Section 2.2 during the remainder of the term. If Seller is unable to cure such shortfall by the end of the term, Seller shall refund to Buyer the fees paid for any unplaced Impressions (based on the rate indicated in Section 3.1).

        2.4 LICENSE. For the term of this Agreement, Buyer hereby grants Seller a non-exclusive, royalty-free, worldwide license to use the Banner Advertisements in accordance with this IO on or in conjunction with Seller's Website. Title to and ownership of all intellectual property rights of all Banner Advertisements shall remain with Buyer or its third party licensors.

3.      PAYMENT BY BUYER


        3.1 PAYMENTS FOR IMPRESSIONS. Buyer shall pay to Seller an amount equal to [***] for each 1,000 Impressions generated under Section 2.3. Buyer will not be obligated to pay fees for Impressions in excess of the number of Impressions necessary to accrue (based on the rate indicated in this Section 3.1) the aggregate fees payable in accordance with EXHIBIT A, except to the extent the parties agree in advance in writing that Seller may place Banner Advertisements for additional Impressions.


        3.2 REPORTS. After the end of each calendar month during the term of this IO, Seller shall make available to Buyer the reports described in EXHIBIT B.

        3.3 PAYMENT TERMS. Buyer shall pay Seller the amounts set forth in EXHIBIT A no later than the fifth (5th) business day following the date on which each such amount is due and payable in



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* CONFIDENTIAL TREATMENT REQUESTED
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accordance with EXHIBIT A. Late payments will accrue interest at the lesser of
1% per month, or the maximum permitted by applicable law, whichever is less.

        3.4 AUDITS. During the term of the IO and for eighteen (18) months thereafter, Seller shall keep complete records relating to the payments hereunder and the Impressions generated by the Banner Advertisements placed hereunder. Upon reasonable notice to Seller, Buyer or an agent of Buyer may audit or inspect, at Buyer's expense and during Seller's normal business hours, Seller's records in order to verify the amounts due under this Agreement. Seller shall make prompt adjustment to compensate for any errors or omissions disclosed by such examination or audit. If the audit reveals an overpayment by Buyer, Seller shall pay Buyer the amount of overpayment.

4.      WARRANTIES; INDEMNIFICATION.

        4.1 BUYER. Buyer shall be solely responsible for any legal liability arising out of or relating to the Banner Advertisements and any material that resides on an idealab! site to which users can initially link through the Banner Advertisements. Buyer represents, warrants and covenants to Seller that it has the power and authority to enter into this IO. EXCEPT AS SET FORTH ABOVE, BUYER MAKES NO WARRANTIES TO SELLER, EITHER EXPRESS OR IMPLIED, AND HEREBY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

        4.2 SELLER. Seller represents, warrants and covenants to Buyer that (1) it has the power and authority to enter into this IO, (2) it has the right to make available the Banner Advertisements required to be placed under Section
2.2. above, and (3) to Seller's knowledge as of the Effective Date, Seller will generate, at a minimum, the Impressions required to be generated under Section
2.2. of this Agreement. EXCEPT AS SET FORTH ABOVE, SELLER MAKES NO WARRANTIES TO BUYER, EITHER EXPRESS OR IMPLIED, AND HEREBY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PLACEMENT OF BANNER ADVERTISEMENTS. SELLER PROVIDES SELLER'S WEBSITE AND ALL SERVICES PERFORMED HEREUNDER "AS IS" AND WITHOUT ANY WARRANTY OF ANY KIND. SELLER DOES NOT GUARANTEE CONTINUOUS OR UNINTERRUPTED DISPLAY OR DISTRIBUTION OF ANY BANNER ADVERTISEMENT.

        4.3 INDEMNITY. Each party ("INDEMNITOR") agrees to, at its option, defend or settle, any Claim (as defined below) against the other party ("INDEMNITEE") or its directors, officers and employees, and to pay any costs, losses, liabilities, expenses, third party damages or settlements (including without limitation reasonable attorneys' fees) to the extent arising out of any such Claim. A "CLAIM" means any demand, lawsuit, or action, alleging that the Indemnified Materials (as defined below): (a) infringe on any third party's copyright, trademark, trade secret or right of publicity or privacy; (b) violate any law, statute, ordinance or regulation, including without limitation the laws and regulations governing export control; (c) are defamatory or trade libelous;
(d) are obscene; (e) violate any laws regarding unfair competition, anti-discrimination or false advertising, or (f) contain viruses, Trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines; provided that the Indemnitee provides Indemnitor



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with (i) prompt written notice of such Claim, (ii) control over the defense and settlement of such Claim and (iii) proper and full information and assistance to settle and/or defend any such Claim. THE FOREGOING PROVISIONS OF THIS SECTION
4.3 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF EACH PARTY, AND THE EXCLUSIVE REMEDY OF EACH PARTY, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT. The Indemnitee may participate in the defense at its expense. "INDEMNIFIED MATERIALS" means, in the case that Buyer is Indemnitor, the Banner Advertisements, and in the case that Seller is Indemnitor, means the MP3 Web Site).

5.      CONFIDENTIALITY.

        5.1 RESTRICTIONS ON DISCLOSURE AND USE. From time to time during the term of this IO, Buyer and Seller (each, a "RECEIVING PARTY") may be exposed to information concerning the other party's (the "DISCLOSING PARTY") business, technology, or products which is confidential and proprietary to the Disclosing Party and is not generally known to the public, including without limitation the information contained in the reports required under Section 3.2 (collectively, the "CONFIDENTIAL INFORMATION"). During and for 5 years after the term of this IO, neither Receiving Party shall use any Confidential Information belonging to the Disclosing Party except in accordance with the provisions and for the purposes of this IO, and will not disclose any Confidential Information to any third party (other than the Disclosing Party's employees or agents) without the prior written consent of the Disclosing Party.

        5.2 EXCEPTIONS. The provisions of this Section 5 will not apply to Confidential Information to the extent that: (1) such information was generally known or otherwise in the public domain prior to disclosure hereunder, or becomes so known subsequent to such disclosure through no fault of the Receiving Party; (2) such information was received by the Receiving Party without restriction from a third party not under an obligation to the Disclosing Party not to disclose it and otherwise not in violation of the Disclosing Party's rights; or (3) is required to be disclosed by law.

        5.3 EFFECT OF TERMINATION. Upon termination of this IO, the Receiving Party promptly shall return, or at the Disclosing Party's option, destroy, any copies of Confidential Information in its possession or control.

6.      TERM AND TERMINATION.

        6.1 TERM. This IO is effective as of the Effective Date and expires on September 15, 2001, unless earlier terminated earlier in accordance with this
Section 6.

        6.2 TERMINATION. Either party may terminate this IO effective upon written notice to the other if the other party violates any provision, representation or warranty contained herein in any material respect or defaults or fails to perform any of its obligations or agreements hereunder in any material respect, which violation, default or failure is not cured within 30 days after notice thereof from the non-defaulting party stating its intention to terminate this IO by reason thereof.

        6.3 SURVIVAL. The parties' rights and obligations with respect to the following Sections shall survive any termination of this IO: 1, 4, 5, 6.3, 7 and 8.



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7.      LIMITATION OF LIABILITY.

        7.1 IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO SUCH DAMAGES ARISING FROM BREACH OF CONTRACT OR WARRANTY OR FROM NEGLIGENCE OR STRICT LIABILITY), OR FOR INTERRUPTED COMMUNICATIONS, LOSS OR USE, LOST BUSINESS, LOST DATA OR LOST PROFITS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. This does not, however, limit the damages that either party may be required to pay as a result of any breach of its obligations regarding Confidential Information.

        7.2 IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR AN AMOUNT THAT, IN THE AGGREGATE, EXCEEDS THE GROSS AMOUNTS PAID OR PAYABLE BY BUYER TO SELLER UNDER THIS IO AT THE TIME THAT THE ACTION GIVING RISE TO A CLAIM FOR DAMAGES AROSE. This does not, however, limit the damages that either party may be required to pay as a result of any breach of its obligations regarding Confidential Information.

8.      GENERAL PROVISIONS.

        8.1 INDEPENDENT CONTRACTORS. Seller and Buyer shall perform their respective obligations hereunder as independent contractors and shall be solely responsible for their own financial obligations. Nothing contained herein will be construed to imply a joint venture or principal and agent relationship between the parties, and neither party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other in connection with the performance hereunder.

        8.2 ENTIRE AGREEMENT. This IO and the exhibits hereto constitute the entire agreement between the parties, may only be amended in writing signed by both parties, and supersede all prior agreements and understandings with respect to the matters covered by this IO.

        8.3 ASSIGNMENT. Neither Buyer nor Seller may assign this IO or any rights hereunder without the prior written consent of the other party; provided, however, that either Buyer or Seller may freely assign this IO in connection with a merger, acquisition or other change of control to any party that agrees in writing to be bound by the terms and conditions hereof. Subject to this restriction, this IO shall benefit and bind the successors and assigns of the parties. Any assignment in violation of this Section will be void.

        8.4 WAIVER. The waiver of one breach or default hereunder shall not constitute the waiver of any subsequent breach or default. All waivers must be in writing.

        8.5 NOTICES. All notices permitted or required under this IO must be in writing and must be delivered in person, mailed by first class mail, postage prepaid, (registered or certified), or sent by telecopy with a confirming copy sent by mail, to the party to receive the notice at the address set forth at the beginning of this IO or such other address as either party may specify in writing. All such notices will be effective upon receipt.



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        8.6 EXECUTION IN COUNTERPARTS AND BY FACSIMILE. This IO may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. This IO may be executed and delivered by facsimile and the parties agree that such facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signatures, and that each party may use such facsimile signatures as evidence of the execution and delivery of this IO by all parties to the same extent that an original signature could be used.



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.



"SELLER":                                  "BUYER":

MP3.COM, INC.                              BILL GROSS' IDEALAB!




By: /s/ PAUL L. H. OUYANG                  By: /s/ MARCIA GOODSTEIN
   ------------------------------             ----------------------------------
   Paul L. H. Ouyang                          Marcia Goodstein
   Chief Financial Officer & EVP              Chief Operating Officer





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                                   EXHIBIT A
                        IMPRESSIONS AND PAYMENT SCHEDULE


                                     [***]


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                       *CONFIDENTIAL TREATMENT REQUESTED
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                                    EXHIBIT B
                                     REPORTS

DESCRIBE STANDARD DAILY IMPRESSION AND CLICKTHROUGH REPORTS ON A BANNER BY BANNER BASIS



                                    [to come]





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